EXHIBIT 99.A

News
For Immediate Release

El Paso Corporation Announces Early Tender Results

HOUSTON, TEXAS, March 29, 2011—El Paso Corporation (NYSE: EP) today announced that as of 5:00 p.m., New York City time, on March 28, 2011 (the “Early Tender Date”) the following principal amounts of the outstanding senior notes listed below have been tendered under the previously announced cash tender offers (the “Tender Offers”) for such notes as reported by the depositary for the Tender Offers.

Title of Notes	CUSIP Number	Principal Amount Outstanding prior to the Early Tender Date	Principal Amount Tendered

Any and All Notes:
9.625% Senior Debentures due 2012	190441AP0(1)	$850,000	$280,000
9.625% Senior Notes due 2012	28336LAZ2(1)	$38,142,000	$10,464,000
12.000% Senior Notes due 2013	28336LBS7	$110,397,000	$79,644,000
8.250% Senior Notes due 2016	28336LBT5	$103,212,000	$33,827,000

Maximum Tender Offer Notes:
7.875% Senior Notes due 2012	28336LAD1(2)	$20,000	$0
7.875% Senior Notes due 2012	28336LAE9(2)	$194,488,000	$23,246,000
8.05% Senior Notes due 2030	28368EAA4	$287,593,000	$53,384,000
7.8% Senior Notes due 2031	28368EAD8	$581,284,000	$43,910,000
7.75% Medium Term Notes due 2032	28368EAE6	$1,035,322,000	$30,060,000
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(1)           The 9.625% Senior Debentures were originally issued by El Paso CGP Company, L.L.C. (f/k/a The Coastal Corporation).  The Company offered its 9.625% Senior Notes (CUSIP No. 28336LAZ2) in exchange for the 9.625% Senior Debentures, which exchange offer was consummated on December 28, 2005.  The principal amount of 9.625% Senior Debentures that remains outstanding under CUSIP No. 190441AP0 was not exchanged pursuant to the exchange offer and were assumed by the Company on December 31, 2005.
(2)           The 7.875% Senior Notes were originally issued by the Company in a Rule 144A transaction.  The principal amount outstanding under CUSIP No. 28336LAD1 did not participate in the related registered exchange offer.  The principal amount outstanding under CUSIP No. 28336LAE9 reflects 7.875% Senior Notes that did participate in the exchange offer.

Today, El Paso accepted and made payment for all of the 9.625% Senior Debentures due 2012 (the “2012 Debentures”), all of the 9.625% Senior Notes due 2012 (the “2012 Notes”), all of the 12.000% Senior Notes due 2013 (the “2013 Notes”) and all of the 8.250% Senior Notes due 2016 (the “2016 Notes” and, together with the 2012 Debentures, 2012 Notes and 2013 Notes, the “Any and All Notes”) validly tendered on or prior to the Early Tender Date.  The holders of the 2012 Debentures, 2012 Notes, 2013 Notes and 2016 Notes that were accepted for purchase received total consideration of $1,090, $1,090, $1,265 and $1,180, respectively, per $1,000 principal amount tendered, plus accrued and unpaid interest from the last interest payment date to, but not including, the settlement date.

Also described in El Paso’s Offer to Purchase is an offer by El Paso to purchase the Maximum Tender Offer Notes (indicated in the table above) such that the aggregate amount of the consideration (excluding accrued interest and fees and expenses) paid for the Maximum Tender Offer Notes tendered is equal to $470,000,000 less the aggregate amount of the consideration (excluding accrued interest and fees and expenses) paid for the Any and All Notes tendered and accepted for purchase (the “Maximum Tender Offer Amount”).  After paying for the Any and All Notes validly tendered on or prior to the Early Tender Date, the Maximum Tender Offer Amount available to purchase Maximum Tender Offer Notes is $317,623,520.  The aggregate amount of the consideration (excluding accrued interest and fees and expenses) paid for Any and All Notes that are validly tendered after the Early Tender Date but prior to 11:59 p.m., New York City time, on April 13, 2011 (the “Expiration Date”) and accepted for purchase will reduce the amount available to purchase Maximum Tender Offer Notes.

If the aggregate amount of the consideration for the Maximum Tender Offer Notes validly tendered is more than the remaining Maximum Tender Offer Amount, the principal amount of Maximum Tender Offer Notes to be purchased will be prorated.

If proration is required, each holder will have a fraction of the principal amount of tendered Maximum Tender Offer Notes purchased, rounded down to the nearest integral multiple of $1,000.  The proration factor shall be a fraction, the numerator of which is the Maximum Tender Offer Amount and the denominator of which is the aggregate amount of the consideration (excluding accrued interest and fees and expenses) for all Maximum Tender Offer Notes that have been validly tendered prior to the Expiration Date.

Holders of Notes who have not already tendered all of their Notes may continue to do so at any time at or prior to the Expiration Date unless earlier terminated by El Paso.  Withdrawal rights for the Tender Offers have expired.

Subject to the terms and conditions set forth in the Offer to Purchase, including the Maximum Tender Offer Amount and proration in the case of the Maximum Tender Offers, Notes that are validly tendered after the Early Tender Date but on or prior to the Expiration Date and that El Paso accepts for purchase will receive only the applicable Tender Offer Consideration and will not receive the applicable Early Tender Payment (each as defined in the Offer to Purchase).  Payment of the applicable Tender Offer Consideration will be made on the final settlement date, which is expected to be April 14, 2011, the first business day following the Expiration Date.

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The complete terms and conditions of each Tender Offer is set forth in the Offer to Purchase dated March 17, 2011, and a related Letter of Transmittal, along with any amendments and supplements thereto, which holders are urged to read carefully before making any decision with respect to the Tender Offers. Copies of the Offer to Purchase and the Letter of Transmittal may be obtained from Global Bondholder Services Corporation, the depositary and information agent for the tender offers, at (212) 430-3774 (banks and brokers) or (866)-952-2200 (all others). Questions regarding the tender offers also may be directed to the dealer managers for the Tender Offers, RBC Capital Markets, LLC at (877) 381-2099 (toll-free) or (212) 618-7822 (collect) or SG Americas Securities, LLC at (212) 278-7631 (collect).

This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities. El Paso is making the Tender Offers only by, and pursuant to the terms of, the Offer to Purchase and a Letter of Transmittal. The Tender Offers are not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of El Paso, the depositary and information agent, the dealer managers or the trustees with respect to the Any and All Notes and the Maximum Tender Offer Notes, or any of El Paso’s or their respective affiliates, makes any recommendation as to whether holders should tender or refrain from tendering, all or any portion of their Notes in response to the applicable Tender Offers.

El Paso Corporation provides natural gas and related energy products in a safe, efficient, and dependable manner.  The company owns North America’s largest interstate natural gas pipeline system, one of North America’s largest independent oil and natural gas producers and an emerging midstream business.  For more information, visit www.elpaso.com.

Cautionary Statement Regarding Forward-Looking Statements

This release includes certain forward-looking statements and projections. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. Important factors which could cause actual results to differ materially from those in forward-looking statements include, among others, unfavorable market conditions, and our ability to successfully complete the Tender Offers. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results. The company assumes no obligation to publicly update or revise any forward-looking statements made herein or any other forward-looking statements made by the company, whether as a result of new information, future events, or otherwise.

Contacts
Investor and Media Relations
Bruce Connery, Vice President
(713) 420-5855

Media Relations
Bill Baerg, Manager
(713) 420-2906